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                                                               Exhibit 23.1


                       INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement of Vornado Realty Trust on Form S-8 of our report dated March 7, 1995, appearing in the Annual Report on Form 10-K of Vornado Realty Trust for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP

New York, New York
July 30, 1996